Exhibit 23.4
CONSENT OF COUNSEL
We hereby consent to the filing of our opinion as Exhibit 8.1 to Pre-Effective Amendment No. 8 to the Registration Statement being filed with the Securities and Exchange Commission by Brookshire Raw Materials (U.S.) Trust on Form S-1/A and to the references to us under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus constituting part of the Registration Statement.

/s/ Crowell & Moring LLP
Crowell & Moring LLP
Washington, D.C.

September 21, 2007